As filed with the Securities and Exchange Commission on May 1, 2003                Registration No. 33-

________________________________________________________________________________
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               ------------------

                             KANKAKEE BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

                         Delaware                                                  36-3846489
              (State or other jurisdiction of                                   (I.R.S. Employer
              incorporation or organization)                                   Identification No.)

                               ------------------

                            310 South Schuyler Avenue
                            Kankakee, Illinois 60901
                    (Address of principal executive offices)

                               ------------------

                      KANKAKEE BANCORP, INC. 2003 DIRECTOR
                         SHORT TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               ------------------

                               Michael A. Griffith
                                    Chairman
                             Kankakee Bancorp, Inc.
                            310 South Schuyler Avenue
                            Kankakee, Illinois 60901
                     (Name and address of agent for service)

                                 (815) 937-4440
          (Telephone number, including area code, of agent for service)

                                 With copies to:

                             John E. Freechack, Esq.
              Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC
                        333 West Wacker Drive, Suite 2700
                             Chicago, Illinois 60606
                                 (312) 984-3100

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                        Proposed Maximum      Proposed Maximum
     Title of Securities            Amount to be         Offering Price          Aggregate             Amount of
       to be Registered             Registered(1)         per Share(2)       Offering Price(2)    Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value       15,000 shares            $40.02               $600,300              $48.56
======================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Kankakee Bancorp, Inc. 2003 Director Short Term Stock Incentive Plan.

(2) Based on the exercise price of $40.02 pursuant to the options to be granted under the plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Kankakee Bancorp, Inc. 2003 Director Short Term Stock Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.    Incorporation of Certain Documents by Reference.

         The following documents previously or concurrently filed by Kankakee Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year; and

         (c) The description of the Company's Common Stock set forth the Company's Registration Statement on Form S-1, filed with the Commission on September 11, 1992, is hereby incorporated by reference, together with all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.    Description of Securities.

         Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

         Not applicable.

Item 6.    Indemnification of Directors and Officers.

         In accordance with the Delaware General Corporation Law, Articles Eleventh and Twelfth of the Company's Certificate of Incorporation provides as follows:

         ELEVENTH:

               A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  B. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be, indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  C. If a claim under Section A or B of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
         (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                  D. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

                  E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  TWELFTH: A director of this Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         The Company also carries Directors' and Officers' liability insurance in the amount of $7.0 million.

Item 7.    Exemption from Registration Claimed.

         Not Applicable.

Item 8.    Exhibits.

         See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.    Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements of filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunder duly authorized, in the City of Kankakee, State of Illinois, on May 1, 2003.

                                      KANKAKEE BANCORP, INC.

                                      By:      /s/ Carol Hoekstra
                                         ---------------------------------------
                                               Carol Hoekstra
                                               Principal Executive Officer

                                      By:      /s/ Ronald J. Walters
                                         ---------------------------------------
                                               Ronald J. Walters
                                               Vice President and Treasurer

                                      KANKAKEE BANCORP, INC. 2003 DIRECTOR
                                      SHORT TERM STOCK INCENTIVE PLAN

                                      By:   KANKAKEE BANCORP, INC.

                                               By: /s/ Carol Hoekstra
                                                  ------------------------------
                                                   Carol Hoekstra
                                                   Principal Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael A. Griffith, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on May 1, 2003.

                        Signature                                     Title

               /s/ Michael A. Griffith                     Chairman and Director
               -----------------------------------------
               Michael A. Griffith

               /s/ Brenda L. Baird                         Director
               -----------------------------------------
               Brenda L. Baird

               /s/ William Cheffer                         Director
               -----------------------------------------
               William Cheffer

               /s/ Mark L. Smith                           Director
               ------------------------------------
               Mark L. Smith

               /s/ Wesley E. Walker                        Director
               -----------------------------------------
               Wesley E. Walker

                             KANKAKEE BANCORP, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

                                                            Incorporated
                                                             Herein by                   Filed
   Exhibit No.               Description                    Reference to               Herewith
------------------------------------------------------------------------------------------------------
       4.1          Certificate of Incorporation    Exhibit 3.1 to the
                    of Kankakee Bancorp, Inc.       Company's registration
                                                    statement on Form S-1 filed
                                                    with the Commissioner on
                                                    September 11, 1992

       4.2          Bylaws of Kankakee Bancorp,     Exhibit 3.2 to the
                    Inc.                            Company's registration
                                                    statement on Form S-1 filed
                                                    with the Commissioner on
                                                    September 11, 1992
       5.1          Opinion of Barack Ferrazzano                                           X
                    Kirschbaum Perlman &
                    Nagelberg LLC

       10.1         Kankakee Bancorp, Inc. 2003                                            X
                    Director Short Term Stock
                    Incentive Plan

       23.1         Consent of McGladrey &                                                 X
                    Pullen, LLP

       23.2         Consent of Barack Ferrazzano                                  Included in
                    Kirschbaum Perlman &                                          Exhibit 5.1
                    Nagelberg LLC

       24.1         Power of Attorney                                             Included on the
                                                                                  Signature Page to
                                                                                  this Registration
                                                                                  Statement

                                       E-1